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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


CASELLA WASTE SYSTEMS AND KTI REVISE TERMS OF MERGER AGREEMENT

TRANSACTION REMAINS ACCRETIVE, WILL CLOSE DURING SUMMER 1999

   RUTLAND, VERMONT (May 13, 1999)--Casella Waste Systems, Inc. (Nasdaq: CWST) and KTI, Inc. (Nasdaq: KTIE; KTIEE) today announced that they have revised the terms of their merger agreement.

     Under the terms of the revised merger agreement, KTI shareholders will receive 0.59 shares of Casella Waste Systems' stock for every share of KTI stock. The boards of directors of both companies have approved the revised merger agreement; the closing of the merger is contingent upon shareholder approval from both companies.

     "We've always strongly believed in the core strategic rationale for the transaction," John Casella, chairman and chief executive officer of Casella Waste Systems, said. "The revised terms of the merger agreement should allow us to reaffirm the level of confidence this immediately accretive transaction delivers--both in terms of the necessary financial performance and growth in shareholder value."

     "Casella Waste Systems' focused strategy and disciplined operations combined with KTI's assets, particularly our disposal facilities, will strengthen the merged company's position as a leading provider of solid waste services in the Northeast," Ross Pirasteh, chairman of KTI, said. "In addition, the transaction will provide the company with highly attractive, enhanced growth opportunities over the next three to five years."

     After the merger, Casella will have an 11-member board of directors--six from Casella and five from KTI.

     For the fiscal year ending April 30, 2000, Casella Waste Systems projects that, as a result of the merger, company revenues will be approximately $530 million; earnings before interest, taxes, depreciation and amortization (EBITDA) will be approximately $135 million; and earnings per share (EPS) will be $1.30.

     Casella Waste Systems, headquartered in Rutland, Vermont, is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, northern Massachusetts, upstate New York, and northern Pennsylvania.


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     The company's principal operations consist of five Subtitle D landfills and one permitted construction and demolition debris landfill, 46 transfer stations, 13 recycling processing facilities, and 34 collection operations which serve over 220,000 commercial, municipal and residential customers.

     KTI is an integrated value-added processor in the solid waste management industry. The company operates 51 facilities in 21 states and Canada in four operating divisions: waste-to-energy, commercial recycling, residential recycling, and finished products.

     For further information, contact Joseph Fusco, Vice President; Jerry Cifor, Sr. Vice President and Chief Financial Officer at (802) 775-0325; or visit the company's website at www.casella.com.

     This press release, especially with respect to the consummation of the merger and its financial and operational impact and projected financial results, contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are a substantial delay in the expected closing of the transaction, the combined company's ability to realize expected synergies from the transaction, the ability to successfully integrate the two companies and otherwise to manage growth, a history of losses, the ability to identify, acquire and integrate acquisition targets, dependence on management, the uncertain ability to finance the company's growth, limitations on landfill permitting and expansion and geographic concentration, a general economic downturn, changes in the law and regulations relating to the environment, competition, and the risk factors detailed from time to time in Casella Waste Systems' and KTI's periodic reports and registration statements filed with the Securities and Exchange Commission.